Exhibit 10.3

STOCK PLEDGE AGREEMENT

        THIS STOCK PLEDGE AGREEMENT (this “Agreement”), dated as of June 29, 2004, is made by INFOTECH USA, INC., a Delaware corporation (the “Pledgor”) in favor of WELLS FARGO BUSINESS CREDIT, INC. (the “Pledgee”).

R E C I T A L S:

        The Pledgee, as lender, InfoTech USA, Inc., a New Jersey corporation (the “Borrower”), as borrower, and Information Technology Services, Inc., a New York corporation (“ITSI”), and the Pledgor, as guarantors, are parties to that certain Credit and Security Agreement, dated as of even date herewith (as the same may be amended, amended and restated or otherwise modified from time to time, (the “Credit Agreement”), pursuant to which the Pledgee may, from time to time, make advances to the Borrower and the Borrower has granted to the Pledgee a security interest in substantially all of the Borrower’s assets.

        The Pledgor presently owns, beneficially and of record, all of the issued and outstanding shares of capital stock of each of the Borrower and ITSI (each referred to herein as an “Issuer” and collectively as the “Issuers”), as more fully described in Schedule I attached hereto and made a part hereof and may in the future acquire additional shares of said capital stock (all of such now owned or hereafter acquired shares of capital stock are collectively referred to herein as the “Pledged Shares”).

        The Pledgor shall obtain substantial benefit from the making of advances and extension of other financial accommodations to the Borrower under the Credit Agreement.

        ACCORDINGLY, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Pledgor hereby agrees as follows:

        1.     Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

        2.     Pledge. The Pledgor hereby pledges to the Pledgee, and grants to the Pledgee a security interest in, the following (collectively, the “Pledged Collateral”):

               (a)     the Pledged Shares and the certificates, if any, representing such Pledged Shares, and all dividends, cash, securities, instruments, rights and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                (b)     all additional shares of the stock of any Issuer acquired by the Pledgor in any manner, and the certificates, if any, representing such additional shares (any such additional shares shall constitute part of the Pledged Shares under and as defined in this Agreement), and all dividends, cash, instruments, securities, rights and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

                (c)     all other property hereafter delivered to the Pledgee in substitution for, or as proceeds of, any of the foregoing, all certificates, instruments and documents representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

        3.     Security for Liabilities. The Pledged Collateral secures the payment of all of the “Obligations”, as such term is defined in the Credit Agreement, and all “Indebtedness,” as such term is defined in the Guaranty by Corporations, dated as of even date herewith, made by the Pledgor and ITSI for the benefit of the Pledgee (the “Guaranty”), in each case whether for principal, interest, fees, expenses or otherwise, and all obligations of the Pledgor now or hereafter existing under this Agreement (the “Obligations” under the Credit Agreement, the “Indebtedness” under the Guaranty and all such obligations of the Pledgor now or hereafter existing under this Agreement being referred to herein, collectively, as the “Liabilities”).

        4.     Delivery of Pledged Shares. All certificates, instruments or documents, if any, representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of the Pledgee pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Pledgee.

        5.     Representations and Warranties. The Pledgor represents and warrants as follows:

                (a)     The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

                (b)     The Pledged Shares constitute all of the issued and outstanding capital stock of the Issuers.

                (c)     The Pledgor is, and at the time of any future delivery, pledge, assignment or transfer will be, the legal, beneficial and record owner of the Pledged Collateral pledged by the Pledgor, free and clear of any lien, security interest, pledge, warrant, option, purchase agreement, shareholders’ agreement, restriction, redemption agreement or other charge, encumbrance or restriction of any nature on such Pledged Collateral, except for the lien created by this Agreement, with full right to deliver, pledge, assign and transfer such Pledged Collateral to the Pledgee as Pledged Collateral hereunder.

                (d)     The pledge of the Pledged Collateral by the Pledgor pursuant to this Agreement creates a valid, perfected and exclusive security interest of first-priority in the Pledged Collateral in favor of the Pledgee, securing the payment of the Liabilities.

                (e)     No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, or (ii) for the exercise by the Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with a disposition of such shares by laws affecting the offering and sale of securities generally).

                (f)     The Pledgor has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Pledged Collateral as provided by this Agreement.

                (g)     None of the Pledged Shares has been issued in violation of any federal, state or other law, regulation or rule pertaining to the issuance of securities, or in violation of any rights, pre-emptive or otherwise, of any present or past stockholder.

                (h)     The Pledgor will pay, when due, all taxes and other governmental charges levied or assessed upon or against any Pledged Collateral.

        6.     Further Assistance. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver, or cause to be executed and delivered, all certificates, if any, representing the Pledged Shares owned by the Pledgor; will take all steps necessary to properly register the security interest hereunder on the books of the Issuers of any uncertificated securities included in the Pledged Shares; and will take all further action that may be necessary or desirable, or that the Pledgee may reasonably request in its sole discretion, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to carry out the provisions and purposes hereof.

        7.     Voting Rights.

                (a)     So long as no Event of Default (as hereinafter defined) shall have occurred (and be continuing), the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement or any of the other Loan Documents; provided, however, that the Pledgor shall not exercise any such right if such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof or the rights of the Pledgee with respect thereto.

                (b)     Upon the occurrence (and during the continuance) of an Event of Default (as hereinafter defined), all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a) shall cease, and all such rights shall thereupon become vested in the Pledgee which shall thereupon have the sole right to exercise such voting and other consensual rights.

        8.     Rights of Secured Party

                (a)     The Pledgor agrees that the Pledgee may, at any time after the occurrence of an Event of Default and without notice or demand of any kind, (i) notify the obligor on or issuer of any Pledged Collateral to make payment to the Pledgee of any amounts due or distributable thereon; (ii) in the Pledgor’s name or the Pledgee’s name enforce collection of any Pledged Collateral by suit or otherwise, or surrender, release or exchange all or any part of it, or compromise, extend or renew for any period any obligation evidenced by the Pledged Collateral; (iii) receive all proceeds of the Pledged Collateral; and (iv) hold any increase or gain on, and receive all interest, dividends, distributions and other profits paid (whether in the form of cash or other property) in respect of, the Pledged Collateral as additional security for the Liabilities, except that any money received from the Pledged Collateral shall, at the Pledgee’s option, be applied in reduction of the Liabilities, in such order of application as the Pledgee may determine, or be remitted to the Pledgor. If at any time the Pledgor receives any interest, dividends, distributions or other amounts or property in respect of any of the Pledged Collateral, such amounts or property shall be deemed received by the Pledgor in trust for the benefit of the Pledgee, be segregated from the other property or funds of the Pledgor, and be forthwith delivered by the Pledgor to the Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsement).

                (b)     The Pledgor shall execute and deliver (or cause to be executed and delivered) to the Pledgee all such proxies and other instruments as the Pledgee may reasonably request for the purpose of enabling the Pledgee to exercise the rights which it is entitled to exercise pursuant to clause (a) above and to receive the dividends or interest payments which it is authorized to receive pursuant to clause (a) above.

        9.     Transfers and Other Liens; Additional Shares. The Pledgor agrees that it will not (i) sell, assign, transfer, convey, exchange, pledge or otherwise dispose of, or grant any option, warrant, right, contract or commitment with respect to, any of the Pledged Collateral without the prior written consent of the Pledgee, or (ii) create or permit to exist any lien, security interest, pledge, proxy, purchase arrangement, restriction, redemption agreements, shareholders’ agreement or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the lien created by this Agreement.

        10.     Application of Proceeds of Sale. The proceeds of any sale of Pledged Collateral sold pursuant to this Agreement and/or the cash held as Pledged Collateral hereunder shall be applied by the Pledgee as follows:

First:

to payment of the costs and expenses of such sale, including the out-of-pocket expenses of the Pledgee and the reasonable fees and out-of-pocket expenses of counsel employed in connection therewith, and to the payment of all advances made by the Pledgee for the account of the Borrower, and the payment of all costs and expenses incurred by the Pledgee in connection with the administration and enforcement of this Agreement, to the extent that such advances, costs and expenses shall not have been reimbursed to the Pledgee;

Second:	to the payment of the Liabilities in such order as Pledgee may determine in its sole discretion; and

Third:	the balance, if any, of such proceeds shall be paid to the Pledgor, or successors or assigns, or as a court of competent jurisdiction may direct.

        11.     The Pledgee Appointed Attorney-in-Fact. The Pledgor hereby appoints the Pledgee as the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Pledgee’s discretion to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

        12.     The Pledgee May Perform. If the Pledgor fails to perform any agreement contained herein, the Pledgee may itself perform, or cause performance of, such agreement, and the expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor pursuant to Section 18.

        13.     Reasonable Care. The Pledgee’s duty of care with respect to the Pledged Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Pledgee exercises reasonable care in physically safekeeping such Pledged Collateral or, in the case of Pledged Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Pledgee need not otherwise preserve, protect, insure or care for any Pledged Collateral. The Pledgee shall not be obligated to preserve any rights the Pledgor may have against prior or third parties, to exercise at all or in any particular manner any voting rights which may be available with respect to any Pledged Collateral or to ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters, to realize on the Pledged Collateral at all or in any particular manner or order, or to apply any cash proceeds of Pledged Collateral in any particular order of application.

        14.     Subsequent Changes Affecting Collateral. The Pledgor represents to the Pledgee that the Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that the Pledgee shall have no responsibility or liability for informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

        15.     Events of Default; Remedies upon an Event of Default.

                (a)     The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Agreement:

                          (i)     there occurs an Event of Default under and as defined in the Credit Agreement;

                          (ii)     the Pledgor fails to perform or observe any term, covenant or agreement contained in this Agreement on its part to be performed or observed, or any representation or warranty made by the Pledgor in this Agreement shall be untrue or misleading in any material respect as of the date with respect to which such representation or warranty was made;

                          (iii)     a notice of lien, levy or assessment is filed or recorded with respect to any of the Pledged Collateral, except for a lien, levy or assessment which relates to current taxes not yet due and payable; and

                          (iv)     any of the Pledged Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors.

               (b)     If any Event of Default shall have occurred and be continuing, the Pledgee shall have, in addition to all other rights given by law or by this Agreement, the Credit Agreement or otherwise, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code (“Code”) in effect in the applicable jurisdiction at that time and the Pledgee may, without notice and at its option, transfer or register the Pledged Collateral or any part thereof on the books of the Issuer thereof into the name of the Pledgee or the Pledgee’s nominee(s), with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral which shall then be in or shall thereafter come into the possession or custody of the Pledgee, the Pledgee may sell or cause the same to be sold at any broker’s board or at public or private sale, in one or more sales or lots, at such price or prices as the Pledgee may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Pledgee will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time at which any private sale or other intended disposition is to be made. Any such notice shall be deemed to be a reasonable authenticated notice of disposition if it is mailed to the Pledgor as provided in Section 21 below, at least five (5) days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Pledgee may disclaim any warranties that might arise in connection with the sale or other disposition of the Pledged Collateral and the Pledgee has no obligation to provide any warranties at such time. The Pledgee may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys’ fees and expenses) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of Pledged Collateral. In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected, the Pledgor agrees that upon the occurrence or existence of any Event of Default, the Pledgee may, from time to time, (a) sell all or any part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who can make the representations and agreements required of purchasers of securities in private placements and who will agree to the imposition of restrictive legends on the certificates representing the Pledged Shares and/or (b) sell all or any part of the Pledged Collateral in any other manner which would qualify as exempt from registration under the Securities Act of 1933. Any disposition of Pledged Collateral in the manner provided in this Section 15 shall be deemed commercially reasonable. All rights and remedies of the Pledgee shall be cumulative and may be exercised singularly or concurrently, at the Pledgee’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

        16.     Authority of The Pledgee. The Pledgee shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Pledgee by the terms hereof, together with such powers as are incidental thereto. The Pledgee may execute any of its duties hereunder by or through agents or employees. Neither the Pledgee, nor any director, officer, agent or employee of the Pledgee, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. The Pledgor hereby agrees to indemnify and hold harmless the Pledgee and/or any such director, officer, agent or employee from and against any and all liability incurred by any of them, hereunder or in connection herewith, unless such liability shall be due to its or their own gross negligence or willful misconduct.

        17.     Termination. This Agreement shall terminate when all the Liabilities have been fully paid and performed, at which time the Pledgee shall reassign and redeliver (or cause to be reassigned and redelivered) to the Pledgor, or to such person or persons as the Pledgor shall designate, against receipt, such of the Pledged Collateral (if any) owned by the Pledgor as shall not have been sold or otherwise applied by the Pledgee pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or warranty by the Pledgee and at the expense of the Pledgor.

        18.     Expenses. The Pledgor agrees to reimburse the Pledgee, on demand, for any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Pledgee may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation or registration of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Pledgee hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

        19.     Security Interest Absolute. All rights and security interests of the Pledgee hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                          (i)     any lack of validity or enforceability of the Credit Agreement or any other agreement or instrument relating thereto;

                          (ii)     any change in the time, manner or place of payment of, or in any other term of, all or any of the Liabilities, or any other amendment or waiver of or any consent to any departure from the Credit Agreement;

                          (iii)     any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Liabilities; or

                          (iv)     any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Liabilities or of this Agreement.

        20.     Amendments, Waivers and Consents. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgee, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Pledgee’s rights or remedies.

        21.     Notices. Any notice required or desired to be served, given or delivered hereunder shall be in writing (including facsimile transmission), and shall be deemed to have been validly served, given or delivered if served, given or delivered in accordance with Section 8.3 of the Credit Agreement.

        22.     Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Liabilities; (ii) be binding upon the Pledgor and its successors and assigns; and (iii) inure to the benefit of the Pledgee and its successors, transferees and assigns.

        23.     Waivers. The Pledgor waives presentment and demand for payment of any of the Liabilities, protest and notice of dishonor or default with respect to any of the Liabilities, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Credit Agreement.

        24.     Governing Law; Terms; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to conflict of laws provisions) and decisions of the State of New York. Unless otherwise defined herein, terms defined in Articles 8 and 9 of the New York Uniform Commercial Code are used herein as therein defined. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be interpreted in such manner as to be ineffective or invalid under applicable law, such provisions shall be ineffective or invalid only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. The Pledgor hereby (i) consents to the personal jurisdiction of the state and federal courts located in the State of New York in connection with any controversy related to this Agreement; (ii) waives any argument that venue in any such forum is not convenient, (iii) agrees that any litigation initiated by the Pledgee or the Pledgor in connection with this Agreement may be venued in the United States District Court for the Southern District of New York; and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        25.     WAIVER OF PERSONAL SERVICE AND JURY TRIAL. THE PLEDGOR HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON THE PLEDGOR MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE PLEDGOR AT THE PLEDGOR’S ADDRESS SET FORTH IN SECTION 8.3 OF THE CREDIT AGREEMENT, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED TWO (2) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED. THE PLEDGOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, BASED ON OR PERTAINING TO THIS AGREEMENT.

        26.     Definitions. The singular shall include the plural and vice versa.

        27.     Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Pledgor and the Pledgee have each caused this Stock Pledge Agreement to be duly executed and delivered as of the date first above written.

INFOTECH USA, INC., a Delaware corporation

By:	/s/ J. Robert Patterson
Name:	J. Robert Patterson
Title:	Chief Financial Officer, Vice President and Treasurer

WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation

By:	/s/ Sal Mutone
Name:	Sal Mutone
Title:	Vice President

ACKNOWLEDGED AND AGREED:

INFOTECH USA, INC., a New Jersey corporation

By:	/s/ J. Robert Patterson
Name:	J. Robert Patterson
Title:	Secretary and Treasurer

INFORMATION TECHNOLOGY SERVICES, INC., a New York corporation

By:	/s/ J. Robert Patterson
Name:	J. Robert Patterson
Title:	Chief Financial Officer, Vice President and Treasurer

SCHEDULE I

Description of Pledged Shares

ISSUER	RECORD OWNER	NUMBER OF SHARES

InfoTech USA, Inc.,	InfoTech USA, Inc.,
a New Jersey corporation	a Delaware corporation	10,000

Information Technology Services, Inc.,	InfoTech USA, Inc.,
a New York corporation	a Delaware corporation	20,000